UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported 07/28/2009)

MED GEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29171	65-0703559
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 West Palmetto Park Road, Suite #4, PO Box 979, Boca Raton, FL 33433
(Address of principal executive offices)

(561) 750-1100
(Issuer's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

All Correspondence to:

Paul B Kravitz CEO

C/O Med Gen Inc.

7040 West Palmetto Park Road

Suite #4

Post Office Box 979

Boca Raton, FL  33433

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective immediately Mr. Paul Mitchell and Mr. Paul Kravitz resigned their Officer and Board positions. The Company notified its Secured Lender via certified mail.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Med Gen Inc.

Date: July 27, 2009

/s/Paul B. Kravitz

                      ----------------------------------

                                   Paul B. Kravitz,

                                   Chairman & Chief Executive Officer